                                  SCHEDULE 14A

                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SKILLSOFT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                             SKILLSOFT CORPORATION
                            20 INDUSTRIAL PARK DRIVE
                          NASHUA, NEW HAMPSHIRE 03062

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 13, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SkillSoft Corporation, a Delaware corporation, will be held as follows:

    DATE:   Thursday, June 13, 2002
    TIME:   8:00 a.m. local time
    PLACE:  Hale and Dorr LLP
            60 State Street
            Boston, MA 02109

     The meeting will be held to consider and vote upon the following matters:

     1. To elect two Class III directors to serve until the 2005 Annual Meeting of Stockholders;

     2. To approve an amendment to the Company's 2001 Stock Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, April 22, 2002 as the date for the determination of the stockholders of record entitled to notice of, and to vote at, the meeting and at any adjournments thereof.

                                          By order of the Board of Directors,

                                          Thomas J. McDonald, Secretary

May 13, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             SKILLSOFT CORPORATION

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 13, 2002

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SkillSoft Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, June 13, 2002 at 8:00 a.m. local time at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment of that meeting.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified on a proxy, it will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy or by voting in person at the meeting. Attendance at the meeting will not itself have the effect of revoking a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

     A copy of the Company's Annual Report to Stockholders for the year ended January 31, 2002, which contains financial statements and other information of interest to stockholders, accompanies the Notice of Meeting and this Proxy Statement and is being mailed to stockholders on or about May 14, 2002.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 20 INDUSTRIAL PARK DRIVE, NASHUA, NEW HAMPSHIRE 03062.

VOTES REQUIRED

     On April 22, 2002, the date for the determination of stockholders of record entitled to vote at the meeting, there were an aggregate of 17,431,790 shares of common stock outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of shares representing a plurality of the votes cast on the matter is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the votes cast on the matter is required for the approval of the amendment to the Company's 2001 Stock Incentive Plan.

     Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the directors or on the approval of the amendment to the Company's 2001 Stock Incentive Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the 2003 Annual Meeting of Stockholders; two Class II directors, whose terms expire at the 2004 Annual Meeting of Stockholders; and two Class III directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The Company is contractually obligated to take all actions within its control to cause two persons designated by Warburg, Pincus Ventures, L.P. ("WPV") to be elected to the Company's Board of Directors for so long as WPV owns at least 5% of the Company's outstanding common stock. WPV's designees are Stewart K.P. Gross and C. Samantha Chen.

     The persons named in the enclosed proxy will vote to elect James Adkisson and John J. Neuhauser as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Adkisson and Mr. Neuhauser are currently Class III directors of the Company. Mr. Adkisson and Mr. Neuhauser have indicated their willingness to serve, if elected, but should either of them be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class III directors.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
                                   NOMINEES.

CLASS I DIRECTORS (holding office for a term expiring at the 2003 Annual
Meeting)

     Charles E. Moran, age 47, is a founder of the Company and has served as its Chairman of the Board, President and Chief Executive Officer since January 1998. Before founding the Company, Mr. Moran served as President and Chief Executive Officer of National Education Training Group, Inc., a computer-based information technology training company, from May 1995 until November 1997. From July 1994 to May 1995, Mr. Moran was an independent consultant. From October 1993 until July 1994, Mr. Moran served as Chief Financial Officer and Chief Operating Officer of Softdesk, Inc., a developer of computer-assisted design and drafting software.

     Stewart K.P. Gross, age 42, has served as director of the Company since January 1998. Mr. Gross is a Senior Managing Director of Warburg, Pincus LLC, where he has been employed since July 1987. Mr. Gross is a director of BEA Systems, Inc. and several privately held companies.

CLASS II DIRECTORS (holding office for a term expiring at the 2004 Annual
Meeting)

     C. Samantha Chen, age 32, has served as director of the Company since June 1999. Ms. Chen has been with Warburg, Pincus LLC as a Managing Director since January 2002, a Vice President from January 2000 to December 2001, and an associate from September 1997 to January 2000. From April 1992 to June 1995, Ms. Chen served as an analyst at Bessemer Venture Partners. From September 1995 to June 1997, Ms. Chen attended the Stanford Graduate School of Business where she obtained her MBA.

     William T. Coleman III, age 54, has served as director of the Company since August 1999. Since January 1995, Mr. Coleman has served as Chairman of the Board and Chief Executive Officer of BEA Systems, Inc., a provider of software solutions for enterprise electronic commerce applications. From

December 1985 to January 1995, Mr. Coleman served as Vice President and General Manager and Vice President of Software at Sun Microsystems.

CLASS III DIRECTOR (holding office for a term expiring at this Annual Meeting)

     James Adkisson, age 54, has served as director of the Company since January 1998. Since 1991, Mr. Adkisson has been a Partner at Growth Resources International, an investment advisory services company.

     John J. Neuhauser, age 59, has served as director of the Company since May 2001. Mr. Neuhauser has been Dean of the Faculty and Academic Vice President of Boston College since 1999. From 1978 to 1999, Mr. Neuhauser was Dean of Boston College's Carroll School of Management. He is presently a director of Saucony, Inc. and all of the mutual funds of the ColonialGroup.

     For information relating to shares of common stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management" below.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seven times during the fiscal year ended January 31, 2002. Each director attended at least 75% of the aggregate number of Board and committee meetings held during the fiscal year ended January 31, 2002 that he or she was eligible to attend as a director and committee member.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors is responsible for reviewing the results and scope of audits and other services provided by the Company's independent public accountants and reviewing the Company's system of internal accounting and financial controls. The Audit Committee has adopted a written charter. The Audit Committee also reviews such other matters with respect to the Company's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met four times during the fiscal year ended January 31, 2002. The current members of the Audit Committee are Messrs. Adkisson, Coleman and Neuhauser.

     The Compensation Committee of the Board of Directors is responsible for reviewing and evaluating the salaries and incentive compensation of management and key employees of the Company and making recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers and grants awards to the Company's executive officers under the Company's stock option plans. The Compensation Committee met once during the fiscal year ended January 31, 2002. The current members of the Compensation Committee are Ms. Chen and Mr. Gross.

     The Company does not have a nominating committee or a committee performing similar functions.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company, who currently consist of Ms. Chen and Messrs. Adkisson, Coleman, Gross and Neuhauser, are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. No director receives cash compensation for services rendered as a director. In addition, on initial election to the Board, new non-employee directors will receive an option to purchase 40,000 shares of common stock under the Company's 1999 Non-Employee Director Stock Option Plan (the "Director Plan"). The exercise price for options granted under the Director Plan will be equal to the fair market value of the common stock on the date of grant. The options granted will become exercisable in four equal annual installments on each anniversary of the date of grant, provided that the optionee remains a director, and will become exercisable in full upon a change in control of the Company.

Each option will expire on the earlier of ten years from the date of grant or on the first anniversary of the date on which the optionee ceases to be a director of the Company. On May 18, 2001, Mr. Neuhauser was granted an option to purchase 40,000 shares of common stock at an exercise price of $30.25 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 28, 2002 with respect to the beneficial ownership of shares of common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock; the directors and director nominees; each of the executive officers; and the directors and executive officers as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"). Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares which the individual or entity has the right to acquire on or before April 29, 2002 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire on or before April 29, 2002, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of February 28, 2002, the Company had 17,319,354 shares of common stock outstanding.

                                                                     AMOUNT AND NATURE
                                                                  OF BENEFICIAL OWNERSHIP
                                                              --------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES   PERCENTAGE OF
OF BENEFICIAL OWNER                                           OF COMMON STOCK    COMMON STOCK
-------------------                                           ----------------   -------------
Warburg, Pincus(1)..........................................     5,609,524           32.4%
Stewart K.P. Gross(2).......................................     5,609,524           32.4%
C. Samantha Chen(3).........................................     5,609,524           32.4%
Charles E. Moran(4).........................................     1,054,363            6.1%
Janus Capital Corporation(5)................................       831,300            4.8%
Jerald A. Nine, Jr.(6)......................................       324,998            1.9%
Mark A. Townsend(7).........................................       364,997            2.1%
Thomas J. McDonald(8).......................................       156,680              *
James Adkisson..............................................       144,830              *
William T. Coleman III(9)...................................        31,164              *
John J. Neuhauser...........................................            --             --
All directors and executive officers as a group (9
  persons)(10)..............................................     7,686,556           44.4%

---------------
  *  Less than 1%

 (1) On February 14, 2001, WPV, Warburg, Pincus & Co. ("WP") and Warburg Pincus LLC ("WP LLC") filed a Schedule 13G and on February 4, 2002 filed Amendment No. 1 to the Schedule 13G with the SEC reporting beneficial ownership and shared voting and investment power with respect to 5,609,524 shares of common stock; the following information is reported in reliance on such filing. Consists of shares beneficially owned by WPV, WP and WP LLC. WP is the sole general partner of

     WPV. WPV is managed by WP LLC. Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC, and may be deemed to control both entities. The members of WP LLC are substantially the same as the partners of WP. The address for Warburg, Pincus is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

 (2) Mr. Gross, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Mr. Gross disclaims beneficial ownership of these shares. See Notes 1 and 3 of this table. Mr. Gross' address is c/o Warburg, Pincus Ventures, L.P., 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

 (3) Ms. Chen, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Ms. Chen disclaims beneficial ownership of these shares. See Notes 1 and 2 of this table. Ms. Chen's address is c/o Warburg, Pincus Ventures, L.P., 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

 (4) Includes a total of 527,832 shares of common stock beneficially owned by Mr. Moran's wife, as trustee of various trusts for the benefit of Mr. Moran's children. Mr. Moran disclaims beneficial ownership of the shares held in trust. Excluding these shares, Mr. Moran beneficially owns a total of 476,533 shares of common stock, or 3.0% of the outstanding common stock. Also includes 49,998 shares issuable upon the exercise of stock options held by Mr. Moran. Mr. Moran's address is c/o SkillSoft Corporation, 20 Industrial Park Drive, Nashua, New Hampshire 03062.

 (5) On February 13, 2002, Janus Capital Corporation filed a Schedule 13G with the SEC reporting beneficial ownership and sole voting power and investment power with respect to 831,300 shares of common stock, and such information is reported in reliance upon such filing.

 (6) Includes 24,998 shares issuable upon the exercise of stock options held by Mr. Nine.

 (7) Includes 25,000 shares beneficially owned by Mr. Townsend's wife as trustee of The MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in such trust. Also includes 16,664 shares issuable upon the exercise of stock options held by Mr. Townsend.

 (8) Includes a total of 2,475 shares beneficially held in a trust for the benefit of Mr. McDonald's family and by Mr. McDonald as custodian for his daughters under the Uniform Gifts to Minor Act. Mr. McDonald disclaims beneficial ownership of these shares. Also includes 16,664 shares issuable upon the exercise of stock options held by Mr. McDonald.

 (9) Consists of shares beneficially owned by the Coleman Family Trust, of which Mr. Coleman is trustee.

(10) See Notes 2 through 4 and 6 through 9.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the total compensation for the fiscal years ended January 31, 2000, 2001 and 2002 for each of the Company's Chief Executive Officer and the Company's three other executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL                  LONG TERM
                                                     COMPENSATION(1)      COMPENSATION AWARDS(2)
                                       FISCAL      -------------------    -----------------------
                                        YEAR                              RESTRICTED     SHARES
                                        ENDED                               STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          JANUARY 31,    SALARY     BONUS      AWARDS(3)     OPTIONS     COMPENSATION(4)
---------------------------          -----------   --------   --------    ----------   ----------   ---------------
Charles E. Moran...................     2002       $225,000   $     --    $       --    300,000         $   --
  Chairman of the Board,                2001       $231,731   $     --    $       --                    $   --
  President and Chief                   2000       $250,000   $600,000(5) $1,373,700                    $6,736
  Executive Officer

Thomas J. McDonald.................     2002       $140,020   $     --    $       --    100,000         $2,885
  Chief Financial Officer,              2001       $135,000   $     --    $  915,791                    $6,815
  Vice President, Operations            2000       $135,000   $     --    $       --                    $2,599
  and Treasurer

Jerald A. Nine.....................     2002       $150,000   $     --    $       --    150,000         $   --
  Vice President, Worldwide             2001       $145,000   $     --    $       --                    $3,834
  Sales and Marketing and               2000       $145,000   $     --    $  457,895                    $5,577
  General Manager, Books Division

Mark A. Townsend...................     2002       $150,000   $     --    $       --    100,000         $   --
  Vice President, Product               2001       $145,000   $     --    $       --                    $7,877
  Development                           2000       $145,000   $     --    $  457,895                    $5,577

---------------
(1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3) Long term compensation consisted of restricted stock granted under the Company's 1998 Stock Incentive Plan which vests in 36 equal monthly installments commencing the month following the date of grant. Amounts shown above represent the value of the restricted stock award, based on the initial public offering price ($14.00) less the purchase price paid. The number of shares of restricted stock granted to each of Messrs. Moran, McDonald, Townsend and Nine in the fiscal year ended January 31, 2000 was:
    100,000; 66,666; 33,333 and 33,333, respectively. No shares of restricted stock were granted to the executive officers in the fiscal years ended January 31, 2001 and 2002. The number of shares of restricted stock held by each of the executive officers as of January 31, 2002 and their value as of January 31, 2002, based on the closing price of the common stock on January 31, 2002 ($24.03), was as follows: Mr. Moran: 100,000 shares, $2,403,000;
    Mr. McDonald: 137,541 shares, $3,305,110; Mr. Townsend: 323,333 shares, $7,769,692; and Mr. Nine: 300,000 shares, $7,209,000. The holders of those shares of restricted stock will be entitled to receive any dividends paid by the Company on its common stock.

(4) Consists of amounts paid as accrued vacation time.

(5) This amount represents a signing bonus of $600,000 paid pursuant to Mr. Moran's employment agreement. See "Employment Agreements."

     Option Grants Table. The following table provides certain information concerning options to purchase the Company's common stock granted during the fiscal year ended January 31, 2002 to each of the Named Executive Officers. The Company granted no stock appreciation rights during the fiscal year ended January 31, 2002.

                               INDIVIDUAL GRANTS

                                                                                    POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF                                                        ASSUMED ANNUAL RATES
                         SHARES      PERCENT OF TOTAL    EXERCISE                    OF STOCK PRICE APPRECIATION
                       UNDERLYING    OPTIONS GRANTED      PRICE                          FOR OPTION TERM(3)
                        OPTIONS      TO EMPLOYEES IN       PER       EXPIRATION    -------------------------------
NAME                   GRANTED(1)     FISCAL YEAR(2)      SHARE         DATE       0%         5%           10%
----                   ----------    ----------------    --------    ----------    ---    ----------    ----------
Charles E. Moran.....   300,000            17.8%          $15.05      9/27/11      $ 0    $2,839,459    $7,195,747
Thomas J. McDonald...   100,000             6.0%          $15.05      9/27/11      $ 0    $  946,486    $2,398,582
Jerald A. Nine,
  Jr.................   150,000             8.9%          $15.05      9/27/11      $ 0    $1,419,730    $3,597,874
Mark A. Townsend.....   100,000             6.0%          $15.05      9/27/11      $ 0    $  946,846    $2,398,582

---------------
(1) All options granted to the Named Executive Officers were granted under the Company's 2001 Stock Incentive Plan. The exercise price of all options was equal to the fair market value of the common stock on the date of grant. Such options vest in equal installments on each monthly anniversary of the date of grant thereafter until the fourth anniversary of the date of grant. The options are generally not transferable by the optionee, are exercisable for a ten year period from the dates of the grant, and must generally be exercised within three months after the end of the optionee's status as an employee or within twelve months after the optionee's death or disability.

(2) Based on a total of 1,669,144 shares of common stock subject to options granted by the Company to its employees during the fiscal year ended January 31, 2002.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The grants shown are net of their option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the performance of the common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

     Fiscal Year-End Option Value Table. The following table provides certain information concerning the value of unexercised stock options held by each of the Named Executive Officers as of January 31, 2002. None of the Named Executive Officers exercised options during the fiscal year ended January 31, 2002.

                                             NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                                                   JANUARY 31, 2002             AT JANUARY 31, 2002(1)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Charles E. Moran...........................    24,999          275,001        $224,491       $2,469,509
Thomas J. McDonald.........................     8,332           91,668        $ 74,821       $  823,179
Jerald A. Nine, Jr. .......................    12,499          137,501        $112,241       $1,234,759
Mark A. Townsend...........................     8,332           91,668        $ 74,821       $  823,179

---------------
(1) The value of the in-the-money options is the excess of the fair market value (determined on the basis of the closing price of the common stock on the Nasdaq National Market on the last trading day of fiscal year ended January 31, 2002) of the underlying shares of common stock on January 31, 2002 ($24.03 per share) over the exercise price of the option multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Mr. Moran entered into in December 1997. Under the terms of this employment agreement, Mr. Moran is entitled to receive an annual base salary of $250,000, which may be increased in accordance with the Company's regular salary review practices. Mr. Moran was also entitled to be paid a signing bonus of $600,000 upon the earliest of:

     - the end of the second consecutive quarter that the Company achieves quarterly revenue in excess of $1,000,000,

     - the fourth anniversary of the date of the employment agreement or

     - a sale of the Company following which the Company's stockholders own less than 50% of the equity securities of the surviving company.

     Mr. Moran was paid this bonus following the quarter ended January 31, 2000 based on the Company achieving revenue in excess of $1,000,000 in two consecutive quarters.

     Mr. Moran is also entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. Moran may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. Moran. If the Company terminates Mr. Moran's employment without cause, or if Mr. Moran terminates his employment for good reason (as defined in the employment agreement), then the Company will be required to pay Mr. Moran his base salary and benefits for a period of twelve months following termination. In addition, in the event of such a termination, Mr. Moran's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per month during the twelve months following termination.

     The Company is a party to an employment agreement with Mr. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive an annual base salary of $135,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Mr. McDonald 200,000 shares of its restricted common stock, which vest in 36 equal monthly installments. Mr. McDonald is entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. McDonald may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. McDonald. If the Company terminates Mr. McDonald's employment without cause, or if Mr. McDonald terminates his employment for good reason (as defined in the employment agreement), then the Company will be required to pay Mr. McDonald his base salary and benefits for a period of six months following termination. In addition, in the event of such a termination, Mr. McDonald's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per week during the six months following termination.

     The Company is also a party to employment agreements with each of Messrs. Townsend and Nine, dated January 12, 1998 and April 9, 1998, respectively. Under these employment agreements, Messrs. Nine and Townsend are each entitled to receive a base salary of $145,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Messrs. Townsend and Nine 400,000 and 466,666 shares, respectively, of its restricted common stock, which vest in 36 equal monthly installments. Messrs. Townsend and Nine are also entitled to participate in any bonus plans that the Company may establish for its senior executives. These employment agreements provide for the same termination provisions and severance benefits as Mr. McDonald.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with certain purchases of common stock and restricted common stock of the Company, the following executive officers have been indebted to the Company in an amount in excess of $60,000. Each of the promissory notes discussed below was delivered in partial payment for the common stock purchased and is secured by a pledge of half of the total number of shares of common stock purchased.

     - Mr. Nine delivered two promissory notes in the aggregate principal amount of $65,625 as follows: On June 19, 1998, Mr. Nine delivered a promissory note in the principal amount of $61,250 for the purchase of 466,666 shares of restricted common stock. This promissory note bears interest at a rate of 5.77% per year and is due and payable on the earlier of June 19, 2003 or the date on which Mr. Nine ceases to be an employee of the Company. On March 13, 1999, Mr. Nine delivered a promissory note in the principal amount of $4,375 for the purchase of 33,333 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 13, 2004 or the date on which Mr. Nine ceases to be an employee of the Company. As of March 31, 2002, the aggregate indebtedness outstanding to the Company under these two notes was $79,621.

     - Mr. Townsend delivered two promissory notes in the aggregate principal amount of $56,875 as follows: On June 26, 1998, Mr. Townsend delivered a promissory note in the principal amount of $52,500 for the purchase of 400,000 shares of restricted common stock. This promissory note bears interest at a rate of 5.77% per year and is due and payable on the earlier of June 26, 2003 or the date on which Mr. Townsend ceases to be an employee of the Company. On March 31, 1999, Mr. Townsend delivered a promissory note in the principal amount of $4,375 for the purchase of 33,333 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 31, 2004 or the date on which Mr. Townsend ceases to be an employee of the Company. As of March 31, 2002, the aggregate indebtedness outstanding to the Company under these two notes was $68,904.

     - Mr. Moran delivered two promissory notes in the aggregate principal amount of $179,375 as follows: On December 10, 1997, Mr. Moran delivered a promissory note in the original principal amount of $166,250 for the purchase of 1,266,666 shares of common stock. This promissory note bears interest at a rate of 6.2% per year and is due and payable on the earlier of December 10, 2002 or the date on which

       Mr. Moran ceases to be an employee of the Company. On March 31, 1999, Mr. Moran delivered a promissory note in the principal amount of $13,125 for the purchase of 100,000 shares of restricted common stock. This promissory note bears interest at a rate of 4.83% per year and is due and payable on the earlier of March 31, 2004 or the date on which Mr. Moran ceases to be an employee of the Company. As of March 31, 2002, the aggregate indebtedness outstanding to the Company under these two notes was $225,641. On April 24, 2002, Mr. Moran discharged his obligations under the two promissory notes by paying to the Company $226,444, which amount represents the aggregate indebtedness outstanding at such time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 2002, the members of the Compensation Committee of the Company's Board of Directors were Ms. Chen and Mr. Gross. No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Company's Compensation Committee.

STOCK PERFORMANCE GRAPH

     The Company's common stock has been listed for trading on the Nasdaq National Market under the symbol SKIL since February 1, 2000. The following graph compares the cumulative stockholder return on the Company's common stock for the period from February 1, 2000 through January 31, 2002 with the cumulative total return on (i) Nasdaq Stock Market (U.S.) and (ii) JP Morgan H&Q Technology. This graph assumes the investment of $100 on February 1, 2000 in the Company's common stock (at the initial offering price) and each of the indices listed above, and assumes dividends are reinvested. The measurement points are February 1, 2000 and the last trading day of the fiscal years ended January 31, 2001 and 2002.

                  COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN
                          AMONG SKILLSOFT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE JP MORGAN H&Q TECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE.]

                                                              2/1/2000    1/31/2001    1/31/2002
                                                              --------    ---------    ---------
SkillSoft Corporation.......................................  $100.00      $106.25      $171.64
Nasdaq Stock Market (U.S.)..................................   100.00        68.09        47.81
JP Morgan H&Q Technology....................................   100.00        74.70        44.29

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee of the Board of Directors. During the fiscal year ended January 31, 2002, the Compensation Committee was responsible for administering and granting options to the Company's executive officers under the Company's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

     Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company's strategic objectives, as determined by the Board of Directors.

     - To align the interest of officers with the success of the Company.

     - To align the interest of officers with stockholders by including long-term equity incentives.

     - To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan, 1998 Stock Incentive Plan, 2001 Stock Incentive Plan and 2001 Employee Stock Purchase Plan which plans are generally available to all employees of the Company.

     The principal factors which the Compensation Committee considered with respect to each officer's compensation package for fiscal year ended January 31, 2002 are summarized below. The Board of Directors or the Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

     Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

     Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

     Equity Incentives. The Compensation Committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of the Company's common stock.

     In making stock option or restricted stock grants, the Compensation Committee considers general corporate performance, individual contributions to the Company's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. During the fiscal year ended January 31, 2002, the Compensation Committee made option grants to the executive officers of the Company for the first time since the Company's inception, in light of the fact that the restricted stock grants made to the executive officers during 1998 and 1999 were nearing the completion of their vesting periods.

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. the Company offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

     Executive Compensation and Compensation of the Chief Executive Officer for the Year Ended January 31, 2002. Executive compensation for the year ended January 31, 2002 included base salary and the issuance of stock options. The Company's President and Chief Executive Officer, Charles E. Moran, received a base salary of $225,000 in the fiscal year ended January 31, 2002 which is essentially the same as Mr. Moran's base salary for the fiscal year ended January 31, 2001. The base salary is believed by the Compensation Committee to be consistent with the range of salary levels received by executive in a similar capacity in companies of comparable size and stage of development. Mr. Moran was granted options to purchase 300,000 shares of common stock of the Company under the Company's 2001 Stock Incentive Plan at $15.05 per share.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to
Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          By the Compensation Committee of
                                          the Board of Directors of
                                          SkillSoft Corporation

                                          C. Samantha Chen
                                          Stewart K.P. Gross

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in April 2000. The Audit Committee reassessed its charter in April 2002 and concluded that it continues to be adequate and does not require updating. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended January 31, 2002 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committee) with Arthur Andersen LLP, the Company's independent auditors. The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to in "Other Matters -- Independent Public Accountants" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002.

                                          By the Audit Committee of
                                          the Board of Directors of
                                          SkillSoft Corporation

                                          James Adkisson
                                          William T. Coleman III
                                          John J. Neuhauser

                   PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO
                    THE COMPANY'S 2001 STOCK INCENTIVE PLAN

     The Company's 2001 Stock Incentive Plan (the "2001 Plan") currently authorizes the issuance of up to 1,450,000 (subject to an annual increase as described below) shares of the Company's common stock. On April 19, 2002, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the 2001 Plan providing for (i) an increase in the number of shares of common stock available for issuance under the 2001 Plan to 4,796,195 (which includes the 346,195 shares automatically added to the 2001 Plan on February 1, 2002 and is subject to an annual increase as described below beginning February 1,

2004) and (ii) an increase in the maximum number of shares of common stock that may be issued in any calendar year to a participant under the 2001 Plan from 500,000 to 1,000,000 shares. The Board of Directors has adopted the amendment to the 2001 Plan because it believes that the number of shares currently available for issuance under the 2001 Plan will not be sufficient to satisfy the Company's future stock incentive compensation needs, particularly in light of its stated strategy of acquiring complementary businesses or technologies that it believes will enhance the value of the Company. While the Company has no current plans to make grants to an individual in excess of 500,000 shares in one year, the Board of Directors believes that the proposed amendment will provide the Company increased flexibility in providing equity compensation to its current and potential key officers. As of March 31, 2002, options to purchase 1,559,955 shares of common stock were outstanding under the 2001 Plan (including options for 136,548 shares granted under the 2001 Plan to employees of Books24x7.com, Inc. in connection with the Company's acquisition of that company in December
2001) and an additional 236,240 shares were reserved for future option grants or restricted stock awards under the 2001 Plan. To date, no restricted stock awards have been made under the 2001 Plan.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THIS AMENDMENT TO THE 2001 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS AMENDMENT TO THE 2001 PLAN.

DESCRIPTION OF THE 2001 PLAN

     The 2001 Plan was initially adopted by the Company's Board of Directors in April 2001 and approved by its stockholders in June 2001. The 2001 Plan will terminate in April 2011, unless earlier terminated according to the terms of the 2001 Plan.

     The following summary is qualified in its entirety by reference to the 2001 Plan. A copy of the 2001 Plan, as proposed to be amended, may be accessed from the SEC's home page (www.sec.gov) by viewing Appendix A of the Company's
Schedule 14A, the electronic copy of this Proxy Statement filed by the Company with the SEC on May 13, 2002. In addition, a copy of the 2001 Plan may be obtained from the Chief Financial Officer of the Company.

     Shares Issuable under the 2001 Plan

     1,450,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) were originally reserved for issuance pursuant to awards granted under the 2001 Plan. In addition, the Plan currently provides for an annual increase of shares available for issuance under the 2001 Plan, which increase will be effected on the first day of each of the Company's fiscal years beginning on February 1, 2002 through and including February 1, 2005. The amount of each annual increase will be equal to the least of:

     - 500,000 shares of common stock,

     - 2% of the outstanding shares on such date or

     - an amount determined by the Board of Directors of the Company.

     In accordance with the above formula, on February 1, 2002, the number of shares issuable under the 2001 Plan was increased by 346,195 shares. The proposed amendment to the 2001 Plan increases the available shares by an additional 3,000,000 shares. If the proposed amendment to the 2001 Plan is approved by the stockholders, the shares issuable under the 2001 Plan will be increased pursuant to the formula described above beginning on February 1, 2004, with the automatic increase on February 1, 2003 eliminated.

     Types of Awards

     The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards (collectively, "Awards").

     Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2001 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Eligibility to Receive Awards

     Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of the Company and its present and future corporate subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its present and future corporate subsidiaries. Currently, the maximum number of shares with respect to which Awards may be granted to any participant under the 2001 Plan may not exceed 500,000 shares per calendar year.

     Plan Benefits

     As of April 8, 2002, approximately 311 persons were eligible to receive Awards under the 2001 Plan, including the Company's four executive officers and its non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. The Company may make Awards under the 2001 Plan in the future in connection with acquisitions of other companies or businesses by the Company. In addition, the Company may also make Awards to employees, including executive officers, as the vesting schedules of stock options or restricted stock held by such persons terminate or approach termination.

     On April 8, 2002, the last reported sale price of the Company common stock on the Nasdaq National Market was $19.85.

     Administration

     The 2001 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate authority under the 2001 Plan to one or more committees or subcommittees of the Board of Directors.

     Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, or any committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. Generally, the Company has granted stock options under the 2001 Plan that have a duration of ten years and vest as to 25% of the original number of shares on the first anniversary of the grant date and as to another 1/48 of the original number of shares on each successive monthly anniversary of the grant date.

     The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2001 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

     Amendment or Termination

     No Award may be made under the 2001 Plan after April 30, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested after the date of such amendment unless and until such amendment shall have been approved by the Company's stockholders.

     If stockholders do not approve the amendment to the 2001 Plan, the amendment to the 2001 Plan will not go into effect, and the number of shares available for issuance under the 2001 Plan will not be increased (other than pursuant to the automatic annual increases already provided in the 2001 Plan). In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options

     A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Nonstatutory Stock Options

     A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

     Restricted Stock

     A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

     Tax Consequences to Us

     There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the shares authorized for issuance under the Company's equity compensation plans as of January 31, 2002.

                                                                   (B)                        (C)
                                           (A)                                         NUMBER OF SHARES
                                     NUMBER OF SHARES                               REMAINING AVAILABLE FOR
                                       TO BE ISSUED          WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                     UPON EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
PLAN CATEGORY(1)                   WARRANTS AND RIGHTS     WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
----------------                   --------------------    --------------------    -------------------------
Equity compensation plans
  approved by security holders...       2,647,355(2)             $8.65372(2)                525,360(3)(4)
Equity compensation plans not
  approved by security
  holders(5).....................              --(6)             $     --(6)                 48,616
          Total..................       2,647,355                $8.65372                   573,976

---------------
(1) This table excludes an aggregate of 341,557 shares issuable upon exercise of outstanding options that the Company assumed in connection with its acquisition of Books24x7.com. The weighted average exercise price of the excluded options is $0.63. The Company assumed the Books24x7.com 1994 Stock Option Plan only insofar as it related to options outstanding under that plan at the time of the acquisition, and the Company may not grant any future options under that plan.

(2) Excludes shares issuable under the Company's 2001 Employee Stock Purchase Plan in connection with the current offering period which ends on June 30, 2002; such shares are included in column (c).

(3) In addition to being available for future issuance upon exercise of options that may be granted after January 31, 2002, the 152,559 shares available under the 1998 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(4) No shares were available for future issuance under the Company's 2001 Plan as of January 31, 2002. However, under the terms of the 2001 Plan, the number of shares available for issuance automatically increased by 346,195 shares on February 1, 2002, and these additional shares are not included in the table above. This table also does not include the additional shares that would be available for issuance if the proposed amendment to the 2001 Plan is approved at the Annual Meeting. In addition to being available for future issuance upon exercise of options that may be granted after January 31, 2002, the shares available under the 2001 Plan may instead be issued in the form of restricted stock.

(5) Includes shares issuable under the Company's 2001 International Employee Stock Purchase Plan.

(6) Excludes shares issuable under the Company's 2001 International Employee Stock Purchase Plan in connection with the current offering period which ends on June 30, 2002; such shares are included in column (c).

     In July 2001, the Company's Board of Directors adopted the 2001 International Employee Stock Purchase Plan under which a maximum of 50,000 shares of common stock may be issued. Participants in the 2001 International Employee Stock Purchase Plan are granted options to purchase shares of common stock on the last business day of each six-month payment period ending each June 30 and December 31 for 85% of the market price of the common stock on the first or last business day of such payment period, whichever is less. The purchase price for such shares is paid through payroll deductions, and the current maximum allowable payroll deduction is 15% of the each eligible employee's compensation.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants since the Company's inception. The Company has been satisfied with the services provided to it by Arthur Andersen LLP. While no determination has been made by the Board of Directors or Audit Committee to change the Company's independent public accountants, the Audit Committee continues to monitor the legal and operational difficulties being encountered by Arthur Andersen LLP. In light of these circumstances, neither the Board of Directors nor the Audit Committee is prepared at this time to make a recommendation to stockholders that Arthur Andersen LLP be approved as the Company's independent public accountants for the fiscal year ending January 31, 2003.

     A representative of Arthur Andersen LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

     Audit Fees

     Arthur Andersen LLP billed the Company an aggregate of $60,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended January 31, 2002, and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during that fiscal year.

     Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended January 31, 2002 in connection with financial information systems design or implementation, the operation of the Company's information systems or the management of its local area networks.

     All Other Fees

     Arthur Andersen LLP billed the Company an aggregate of $760,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended January 31, 2002, which consisted of $450,000 related to assistance with registration statements and reports filed with the SEC, $150,000 related to the audits of Books24x7.com associated with the acquisition, $55,000 related to consultation on technical accounting issues, $88,000 related to domestic and international tax consulting and compliance services, and $17,000 related to the statutory audit of a foreign subsidiary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such filings by the Company's directors and executive officers and 10% stockholders or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal year ended January 31, 2002 were timely made.

OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented for consideration at the meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC's proxy rules, in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and employees may solicit proxies by telephone, telegraph, facsimile and personal interviews, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses in this connection.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 14, 2003 in order to be considered for inclusion in the Company's proxy materials for that meeting.

     The Company's By-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange
Act). The Company's By-laws also specify requirements relating to the content of such notices. Stockholder notices for nominations of directors or other matters must be received by the Company's Secretary at the principal executive offices of the Company not less than 60 days nor more 90 days prior to the anniversary of the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 20 days before or more than 60 days after the anniversary of the prior year's annual meeting, such notice must be received not earlier than 90 days prior to the date of the meeting and not after the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. For the 2002 Annual Meeting, a stockholder notice was required to have been received not earlier than March 16, 2002 or later than April 15, 2002.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

     Some banks, brokers and other nominee record holders are already participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or phone number: SKILLSOFT CORPORATION, 20 INDUSTRIAL PARK DRIVE, NASHUA, NH 03062, (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                                          By order of the Board of Directors,

                                          Thomas J. McDonald, Secretary

May 13, 2002

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A


                              SKILLSOFT CORPORATION

                            2001 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this 2001 Stock Incentive Plan (the "Plan") of SkillSoft Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration and Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to the number of shares of common stock, $.001 par value per share, of the Company (the "Common Stock") that is equal to the sum of:

                  (1)      4,796,195 shares of Common Stock; plus

                  (2) an annual increase to be effected on the first day of each of the Company's fiscal years beginning on February 1, 2004 and February 1, 2005 equal to the lesser of (i) 500,000 shares of Common Stock, (ii) 2% of the outstanding shares on such date or (iii) an amount determined by the Board.

         If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of SkillSoft Corporation and its present and future corporate subsidiaries and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                  (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

                  (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (5) by any combination of the above permitted forms of payment.

         (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.       Restricted Stock.

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

         (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the

Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Adjustments for Changes in Common Stock and Certain Other Events

         (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

         (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least ten business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award at the time of the grant.

         (c)      Reorganization Events

                  (1) Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

                  (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

                  (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.       General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

         (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.



                        Adopted by the Board of Directors on April 30, 2001

                        Approved by the Company's stockholders on June 14, 2001

                        Amended by the Board of Directors on April 19, 2002

                                                                      APPENDIX B

                                      PROXY
                              SKILLSOFT CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 13, 2002

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned, having received a Notice of the Annual Meeting of Stockholders of SkillSoft Corporation (the "Company") to be held on Thursday, June 13, 2002 (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE                                       SEE REVERSE SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark your votes
     as indicated in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.

1.       To elect two Class III directors:

                                                            WITHHOLD
                                       FOR ALL             AUTHORITY
                                       NOMINEES          to vote for all
                                   (except as marked        nominees
                                    to the contrary)       listed below
                                    ----------------       ------------
NOMINEES:
01 James Adkisson
02 John J. Neuhauser                     [ ]                   [ ]

INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided below.

________________________________________________________________________________

2.       To approve the amendments to the Company's 2001 Stock Incentive Plan.

                                    FOR          AGAINST        ABSTAIN
                                    [ ]            [ ]            [ ]


Signature: ___________________ Signature: ___________________ Date: ____________

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.